Voya Enhanced Securitized Income Fund

(the "Registrant")

POWER OF ATTORNEY

Know All Persons by These Presents, that the undersigned, Colleen D. Baldwin, hereby constitutes and appoints Todd Modic, Joanne F. Osberg, Nicholas C.D. Ward, and Gizachew Wubishet, her true and lawful attorneys-in-fact and agents, to execute in her name, place, and stead, in her capacity as Trustee of the above referenced Registrant, the Registration Statement of such entity on Form N-2 and any amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the U.S. Securities and Exchange Commission; and any of said attorneys shall have full power and authority to do and perform in her name and on her behalf, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as she might or could do in person, said acts of any of said attorneys being hereby ratified and approved.

DATED: October 4, 2023

/s/ Colleen D. Baldwin

Colleen D. Baldwin

Chairperson, Director, and Trustee